                                                                      EXHIBIT 11



                 MALAN REALTY INVESTORS, INC. AND SUBSIDIARY
                      COMPUTATION OF EARNINGS PER SHARE
         (in thousands, except share and earnings per share amounts)



                                         THREE MONTHS ENDED JUNE 30,
                                      1996                        1995
                                                FULLY                     FULLY
                                  PRIMARY      DILUTED      PRIMARY      DILUTED
INCOME
  NET INCOME                          $120      $  120         $556       $  556

  INTEREST ON CONVERTIBLE
  DEBT                                           2,118                     2,158
                                      ----      ------         ----       ------

TOTAL                                 $120      $2,238         $556       $2,714
                                      ====      ======         ====       ======


NUMBER OF SHARES

  WEIGHTED AVERAGE
  SHARES OUTSTANDING             3,460,097   3,460,097    3,458,223    3,458,223

  SHARES ISSUED UPON
  CONVERSION OF CONVERTIBLE DEBT             5,193,234                 5,340,882
                                 ---------   ---------    ---------    ---------

TOTAL                            3,460,097   8,653,331    3,458,223    8,799,105
                                 =========   =========    =========    =========

NET INCOME PER SHARE                 $0.03       $0.26        $0.16        $0.31
                                     =====       =====        =====        =====

                  MALAN REALTY INVESTORS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
          (in thousands, except share and earnings per share amounts)



                                            SIX MONTHS ENDED JUNE 30,
                                  1996                     1995
                                             FULLY                     FULLY
                                 PRIMARY     DILUTED      PRIMARY      DILUTED
INCOME
  NET INCOME                          $207      $  207       $1,197       $1,197

  INTEREST ON CONVERTIBLE
  DEBT                                           4,235                     4,339
                                      ----      ------       ------       ------

TOTAL                                 $207      $4,442       $1,197       $5,536
                                      ====      ======       ======       ======

NUMBER OF SHARES

  WEIGHTED AVERAGE
  SHARES OUTSTANDING             3,467,733   3,467,733    3,602,351    3,602,351

  SHARES ISSUED UPON
  CONVERSION OF CONVERTIBLE DEBT             5,193,235                 5,340,882
                                 ---------   ---------    ---------    ---------

TOTAL                            3,467,733   8,660,968    3,602,351    8,943,233
                                 =========   =========    =========    =========

NET INCOME PER SHARE                 $0.06       $0.51        $0.33        $0.62
                                     =====       =====        =====        =====